Exhibit 99.1

Investor Relations Contacts:	Media Contacts:
Antonella Franzen	Ira Gottlieb
+1-609-720-4665	+1-609-610-1999
afranzen@tyco.com	igottlieb@tycoint.com

Joe Longo	Brett Ludwig
+1-609-720-4545	+1-609-216-3255
jlongo@tyco.com	bludwig@tyco.com

FOR IMMEDIATE RELEASE:

TYCO REPORTS FIRST QUARTER 2013 EARNINGS

FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.40 PER SHARE

AND GAAP EARNINGS OF $0.34 PER SHARE

•                  The Company reports first quarter revenue of $2.6 billion, with 5% revenue growth and 1% organic growth

•                  Diluted EPS from continuing operations before special items increases 11% over normalized first quarter 2012 results*

•                  Tyco’s Board of Directors proposes for shareholder approval a 7% annual dividend increase

•                  The Board of Directors increases authorization for share repurchases to $750 million

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q1 2013	Q1 2012	% Change
Revenue	$2,600	$2,478	5%
Segment Operating Income	$296	$277	7%
Operating Income	$235	$186	26%
Income from Continuing Operations	$159	$98	62%
Diluted EPS from Continuing Operations	$0.34	$0.21	62%
Special Items	$(0.06)	$(0.05)
Segment Operating Income Before Special Items	$318	$310	3%
Income from Continuing Ops Before Special Items	$191	$123	55%
Diluted EPS from Continuing Ops Before Special Items	$0.40	$0.26	54%

SCHAFFHAUSEN, Switzerland — January 29, 2013 — Tyco (NYSE: TYC) today reported $0.34 in GAAP diluted earnings per share (EPS) from continuing operations for the fiscal first quarter of 2013 and diluted EPS from continuing operations before special items of $0.40. Revenue in the quarter increased 5% versus the prior year to $2.6 billion including a 3% benefit from acquisitions. Organic revenue grew 1% in the quarter with 6% growth in products, 2% growth in service and a 3% decline in installation revenue.

Tyco Chief Executive Officer George Oliver said, “We’re off to a great start as the new Tyco, integrating our fire and security businesses and executing on our growth strategy. We had another very good quarter,

* Normalized first quarter 2012 results reflect pro forma adjustments to corporate and interest expense to reflect the impact of the separation, and include dis-synergy costs associated with the separation of the Company’s North American security operations, also as a result of the separation. See Non-GAAP reconciliations.

with a 5% increase in revenue, driven partly by our acquisition strategy, and an 11% increase in earnings per share before special items on a normalized basis.  I am especially pleased with the traction we are getting from our productivity and sourcing initiatives, and the positive impact we are seeing from our increased investments in research and development.  Overall, our performance in the first quarter is a solid beginning to fiscal 2013.”

Organic revenue, free cash flow, operating income, segment operating income, and diluted and normalized EPS from continuing operations before special items are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules as well as first quarter review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. All dollar amounts are pre-tax and stated in millions. All comparisons are to the fiscal first quarter of 2012 unless otherwise indicated.

North America Systems Installation & Services

	Q1 2013	Q1 2012	% Change
Revenue	$976	$962	1.5%
Operating Income	$108	$86	26%
Operation Margin	11.1%	8.9%
Special Items	$(12)	$(22)
Operating Income Before Special Items	$120	$108	11%
Operating Margin Before Special Items	12.3%	11.2%

Revenue of $976 million increased 1.5% in the quarter. Service revenue increased 1% and installation revenue was flat with the prior year, for total organic revenue growth of 1%. Backlog of $2.4 billion declined 3% on a quarter sequential basis, excluding the impact of foreign currency, in line with expectations and the previously announced project selectivity in commercial security.

Operating income for the quarter was $108 million and the operating margin was 11.1%. Special items of $12 million consisted primarily of separation charges. Operating income before special items was $120 million and the operating margin was 12.3%. The 110 basis point improvement in operating margin before special items was driven by a higher mix of service revenue, improved execution in installation, and accelerated productivity benefits. These benefits more than offset dis-synergy costs associated with the separation of the ADT residential security business from our commercial security business, Tyco Integrated Security.

Rest of World Systems Installation & Services

	Q1 2013	Q1 2012	% Change
Revenue	$1,090	$1,056	3%
Operating Income	$114	$110	4%
Operation Margin	10.5%	10.4%
Special Items	$(7)	$(8)
Operating Income Before Special Items	$121	$118	3%
Operating Margin Before Special Items	11.1%	11.2%

Revenue of $1.1 billion increased 3% in the quarter, primarily driven by acquisitions. Organic revenue was flat with 3% growth in service and a 5% decline in installation. Backlog of $2.6 billion increased 3% on a quarter sequential basis, excluding the impact of foreign currency.

Operating income for the quarter was $114 million and the operating margin was 10.5%. Special items of $7 million consisted primarily of restructuring charges. Operating income before special items was $121 million, and the operating margin was 11.1%. The benefit of higher margin service revenue was offset by growth investments.

Global Products

	Q1 2013	Q1 2012	% Change
Revenue	$534	$460	16%
Operating Income	$74	$81	(9)%
Operation Margin	13.9%	17.6%
Special Items	$(3)	$(3)
Operating Income Before Special Items	$77	$84	(8)%
Operating Margin Before Special Items	14.4%	18.3%

Revenue of $534 million increased 16% in the quarter, including a 9% benefit due to acquisitions. Organic revenue grew 6% with growth across all three product platforms.

Operating income for the quarter was $74 million and the operating margin was 13.9%. Special items of $3 million consisted primarily of restructuring charges. Operating income before special items was $77 million and the operating margin was 14.4%. The year-over-year margin decrease was primarily driven by a double digit increase in research and development and sales and marketing investments. Additionally, the operating margin was impacted by a $6 million environmental remediation charge and lower sales of higher margin products due to the timing of shipments.  We estimate that these two items impacted operating margin by approximately 200 basis points.

OTHER ITEMS

•                  Cash from operating activities was negative $39 million and free cash flow was negative $133 million, which included a cash outflow of $103 million primarily related to separation and restructuring activities. Adjusted free cash outflow for the quarter was $30 million. The Company completed the quarter with $501 million in cash and cash equivalents.

•                  Corporate expense before special items was $58 million for the quarter.

•                  The tax rate before special items was 17.4% for the quarter.

•                  On December 21, 2012 the Company announced that its Board of Directors recommended shareholders approve a dividend increase of approximately 7% from $0.60 to $0.64 per share at the Company’s annual general meeting of shareholders, to be held on March 6, 2013.

•                  The Company purchased 1.8 million shares for $50 million during the quarter, and the Company’s Board of Directors approved an additional $600 million in repurchase authority to the existing $150 million.

ABOUT TYCO

Tyco (NYSE: TYC) is the world’s largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in annual revenue, Tyco has over 70,000 employees in more than 1,000 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit the new www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s first quarter results for 2013 during a conference call and webcast today beginning at 9:00 a.m. ET. Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 857-9797. The telephone dial-in number for participants outside the United States is (517) 308-9262, passcode “Tyco”.

•                  An audio replay of the conference call will be available at 11:00 a.m. EST on January 29, 2013 and ending at 11:59 p.m. EST on February 5, 2013.The replay dial-in number for participants in the United States is (800) 568-4850. For participants outside the United States, the replay dial-in number is (203) 369-3813, passcode 3151.

•                  A webcast replay of the conference call will be available on the “Presentations & Webcasts” section of Tyco’s website: http://investors.tyco.com.

NON-GAAP MEASURES

Organic revenue, free cash flow (outflow) (FCF), and income from continuing operations, earnings per share (EPS) from continuing operations, operating income and segment operating income, and normalized EPS, in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that either do not reflect the underlying results and trends of the Company’s businesses or are not completely under management’s control. There are limitations associated with organic revenue, such as the fact that, as presented herein, the metric may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using organic revenue in combination with the GAAP numbers. Organic revenue may be used as a component in the company’s incentive compensation plans.

FCF is a useful measure of the company’s cash that permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation and is available to service debt and make investments. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  dealer generated accounts and bulk accounts purchased,

•                  cash paid for purchase accounting and holdback liabilities, and

•                  voluntary pension contributions.

Capital expenditures and dealer generated and bulk accounts purchased are subtracted because they represent long-term investments that are required for normal business activities. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions are added because this activity is driven by economic financing decisions rather than operating activity. In addition, from time to time the company may present adjusted free cash flow, which is free cash flow, adjusted to exclude the cash impact of the special items highlighted below. This number provides information to investors regarding the cash impact of certain items management believes are useful to identify, as described below.

The limitation associated with using these cash flow metrics is that they adjust for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. Furthermore, these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using FCF in combination with the GAAP cash flow numbers.

The company has presented its income and EPS from continuing operations, operating income and segment operating income before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, certain changes to accounting methodologies, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency, and from time to time presents corporate expense excluding special items. One or more of these measures may be used as components in the company’s incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported GAAP metrics, and these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.” Segment Operating Income represents Tyco’s operating income excluding the Corporate and Other segment, and reflects the results of Tyco’s three operating segments. Segment Operating Income before special items reflects GAAP operating income adjusted for the special items noted in the paragraph above.

In order to provide more meaningful comparison of fiscal 2013 results to fiscal 2012 results, normalized EPS before special items is presented. Normalized EPS adjusts fiscal 2012 GAAP results by replacing the GAAP interest and corporate expenses reported for fiscal 2012 (on a pre-separation basis) with the interest and corporate expenses estimated to be incurred in fiscal 2013 (on a post-separation basis), and adding estimated dis-synergy costs related to the separation of the Company’s North American security business to fiscal 2012 results. Normalized EPS before special items further adjusts normalized EPS for the special items described above.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words, such as “expect”, “intend”, “will”, “anticipate”, “believe”, “propose”, “potential”, “continue”, “opportunity”, “estimate”, “project” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, revenue, operating income and other financial projections, statements regarding the health and growth prospects of the industries and end markets in which Tyco operates, the leadership, resources, potential, priorities, and opportunities for Tyco in the future, statements regarding Tyco’s credit profile, capital allocation priorities and other capital market related activities, and statements regarding Tyco’s acquisition, divestiture, restructuring and other productivity initiatives. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. Tyco is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 28, 2012 and in subsequent filings with the Securities and Exchange Commission.

###

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Quarters Ended
	December 28,	December 30,
	2012	2011
Revenue from product sales	$1,443	$1,369
Service revenue	1,157	1,109
Net revenue	2,600	2,478
Cost of product sales	1,004	769
Cost of services	664	810
Selling, general and administrative expenses	682	677
Separation costs	5	—
Restructuring and asset impairment charges, net	10	36
Operating income	235	186
Interest income	4	5
Interest expense	(24)	(58)
Other (expense) income, net	(9)	2
Income from continuing operations before income taxes	206	135
Income tax expense	(39)	(27)
Equity loss in earnings of unconsolidated subsidiaries	(6)	(10)
Income from continuing operations	161	98
Income from discontinued operations, net of income taxes	4	224
Net income	165	322
Less: noncontrolling interest in subsidiaries net income	2	—
Net income attributable to Tyco common shareholders	$163	$322

Amounts attributable to Tyco common shareholders:
Income from continuing operations	$159	$98
Income from discontinued operations	4	224
Net income attributable to Tyco common shareholders	$163	$322

Basic earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.34	$0.21
Income from discontinued operations	0.01	0.48
Net income attributable to Tyco common shareholders	$0.35	$0.69
Diluted earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.34	$0.21
Income from discontinued operations	—	0.48
Net income attributable to Tyco common shareholders	$0.34	$0.69

Weighted-average number of shares outstanding:
Basic	466	464
Diluted	473	469

NOTE:                    These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2012.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended
	December 28,		December 30,
	2012		2011
Net Revenue
NA Installation & Services	$976		$962
ROW Installation & Services	1,090		1,056
Global Products	534		460
Total Net Revenue	$2,600		$2,478

Operating Income and Margin
NA Installation & Services	$108	11.1%	$86	8.9%
ROW Installation & Services	114	10.5%	110	10.4%
Global Products	74	13.9%	81	17.6%
Corporate and Other	(61)	N/M	(91)	N/M
Operating Income and Margin	$235	9.0%	$186	7.5%

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 28,	September 28,
	2012	2012
Assets
Cash and cash equivalents	$501	$844
Accounts receivable, net	1,709	1,711
Inventories	664	634
Prepaid expenses and other current assets	912	850
Deferred income taxes	295	295
Total current assets	4,081	4,334

Property, plant and equipment, net	1,682	1,670
Goodwill	4,406	4,377
Intangible assets, net	765	780
Other assets	1,191	1,204
Total Assets	$12,125	$12,365

Liabilities and Equity
Loans payable and current maturities of long-term debt	$10	$10
Accounts payable	839	897
Accrued and other current liabilities	1,522	1,788
Deferred revenue	364	402
Total current liabilities	2,735	3,097

Long-term debt	1,481	1,481
Deferred revenue	416	424
Other liabilities	2,337	2,341
Total Liabilities	6,969	7,343

Redeemable noncontrolling interest	12	12

Total Tyco shareholders’ equity	5,126	4,994
Nonredeemable noncontrolling interest	18	16
Total Equity	5,144	5,010
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$12,125	$12,365

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2012.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	For the Quarters Ended
	December 28,	December 30,
	2012	2011
Cash Flows From Operating Activities:
Net income attributable to Tyco common shareholders	$163	$322
Noncontrolling interest in subsidiaries net income	2	—
Income from discontinued operations, net of income taxes	(4)	(224)
Income from continuing operations	161	98
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	105	101
Non-cash compensation expense	14	21
Deferred income taxes	10	2
Provision for losses on accounts receivable and inventory	18	11
Other non-cash items	6	40
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(9)	43
Contracts in progress	(2)	(14)
Inventories	(29)	(33)
Prepaid expenses and other current assets	31	(52)
Accounts payable	(61)	(34)
Accrued and other liabilities	(228)	(159)
Deferred revenue	(47)	(28)
Other	(8)	(72)
Net cash used in operating activities	(39)	(76)
Net cash provided by discontinued operating activities	4	414
Cash Flows From Investing Activities:
Capital expenditures	(90)	(90)
Proceeds from disposal of assets	3	1
Acquisition of businesses, net of cash acquired	(23)	(95)
Acquisition of dealer generated customer accounts and bulk account purchases	(6)	(6)
Sales and maturities of investments	11	32
Purchases of investments	(91)	(23)
Other	8	19
Net cash used in investing activities	(188)	(162)
Net cash used in discontinued investing activities	—	(279)
Cash Flows From Financing Activities:
Proceeds from issuance of short-term debt	—	411
Repayment of short-term debt	—	(376)
Proceeds from exercise of share options	46	29
Dividends paid	(70)	(116)
Repurchase of common shares by treasury	(50)	(200)
Transfer (to) from discontinued operations	(29)	82
Other	(16)	(19)
Net cash used in financing activities	(119)	(189)
Net cash provided by (used in) discontinued financing activities	29	(82)
Effect of currency translation on cash	3	(3)
Net decrease in cash and cash equivalents	(310)	(377)
Less: net increase in cash and cash equivalents related to discontinued operations	(33)	(53)
Cash and cash equivalents at beginning of period	844	1,229
Cash and cash equivalents at end of period	$501	$799

Reconciliation to “Free Cash Flow”:
Net cash used in operating activities	$(39)	$(76)
Capital expenditures, net	(87)	(89)
Acquisition of dealer generated customer accounts and bulk account purchases	(6)	(6)
Purchase accounting and holdback liabilities	(1)	—
Free Cash Flow	$(133)	$(171)

Reconciliation to “Adjusted Free Cash Flow”:
Free Cash Flow	$(133)	$(171)
Cash restructuring costs	19	23
Cash (receipt)/payment from Covidien/TE Connectivity	(5)	—
Separation costs	73	—
Separation costs-capital expenditures	3	—
Legal settlement	13	—
Adjusted Free Cash Flow	$(30)	$(148)

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Organic Growth Reconciliation - Revenue

(in millions)

(Unaudited)

Quarter Ended December 28, 2012
Net Revenue for the	Base Year	Adjusted	Net Revenue for the
Quarter Ended	Adjustments	2012 Base	Quarter Ended
December 30, 2011	(Divestitures)	Revenue	Foreign Currency	Acquisitions	Other (2)	Organic Revenue (1)	December 28, 2012

NA Installation & Services	$962	$—	0.0%	$962	$4	0.4%	$2	0.2%	$—	0.0%	$8	0.8%	$976	1.5%
ROW Installation & Services	1,056	—	0.0%	1,056	3	0.3%	35	3.3%	—	0.0%	(4)	-0.4%	1,090	3.2%
Global Products	460	—	0.0%	460	2	0.4%	39	8.5%	7	1.5%	26	5.7%	534	16.1%
Total Net Revenue	$2,478	$—	0.0%	$2,478	$9	0.4%	$76	3.1%	$7	0.3%	$30	1.2%	$2,600	4.9%

(1)                                 Organic revenue growth percentage based on adjusted 2012 base revenue.

(2)                                 Amount represents contractual revenue from ADT under the 2012 Separation and Distribution Agreement which is excluded from the organic revenue calculation.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended	Quarter Ended
	Dec. 28, 2012	Dec. 30, 2011

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.34	$0.21

expense / (benefit)

Restructuring, net	0.01	0.02

Separation costs included in SG&A	0.01	—

Asset impairment charges	—	0.03

Separation costs	0.01	—

Tax items	0.01	—

2012 Tax Sharing Agreement	0.02	—

Total Before Special Items	$0.40	$0.26

Anticipated dis-synergies in NA I&S segment		(0.01)	Represents forecast amounts for fiscal 2013

Corporate expense from $86M to expected $56M		0.05

Net interest expense from $53M to expected $25M		0.04

Effective tax rate from 23.1% to expected 19.5%		0.02

Q1 FY12 “Normalized” EPS		$0.36

Tyco International Ltd.

For the Quarter Ended December 28, 2012

(in millions, except per share data)

(Unaudited)

expense / (benefit)

	NA Installation	ROW Installation	Global	Segment	Corporate	Total
Segments	& Service	& Service	Products	Revenue	and Other	Revenue
Revenue (GAAP)	$976	$1,090	$534	$2,600		$2,600

																		Income	Diluted
																		from	EPS from
																		Continuing	Continuing
	Operating Income																	Operations	Operations
							Segment				Total					Equity in earnings	Noncontrolling	Attributable	Attributable
	NA Installation		ROW Installation		Global		Operating		Corporate		Operating		Interest	Other	Income	of unconsolidated	Interest	to Tyco	to Tyco
	& Service	Margin	& Service	Margin	Products	Margin	Income	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	Tax (Expense)	subsidiaries	(Expense)	Shareholders	Shareholders
Operating Income (GAAP)	$108	11.1%	$114	10.5%	$74	13.9%	$296	11.4%	$(61)	N/M	$235	9.0%	$(20)	$(9)	$(39)	$(6)	$(2)	$159	$0.34

Restructuring, net			7		2		9		1		10				(2)			8	0.01

Separation costs included in SG&A	12						12		1		13				(5)			8	0.01

(Gains) / losses on divestitures, net included in SG&A									(3)		(3)							(3)	—

Acquisition / integration costs					1		1				1							1	—

Asbestos									(1)		(1)							(1)	—

Separation costs									5		5							5	0.01

Tax items															4			4	0.01

2012 Tax Sharing Agreement														10				10	0.02

Total Before Special Items	$120	12.3%	$121	11.1%	$77	14.4%	$318	12.2%	$(58)	N/M	$260	10.0%	$(20)	$1	$(42)	$(6)	$(2)	$191	$0.40

																Diluted Shares Outstanding			473
																Diluted Shares Outstanding - Before Special Items			473

Tyco International Ltd.

For the Quarter Ended December 30, 2011

(in millions, except per share data)

(Unaudited)

expense / (benefit)

	NA Installation	ROW Installation	Global	Segment	Corporate	Total
Segments	& Service	& Service	Products	Revenue	and Other	Revenue
Revenue (GAAP)	$962	$1,056	$460	$2,478		$2,478

																	Income	Diluted
																	from	EPS from
																	Continuing	Continuing
	Operating Income																Operations	Operations
							Segment				Total					Equity (loss) in earnings	Attributable	Attributable
	NA Installation		ROW Installation		Global		Operating		Corporate		Operating		Interest	Other	Income	of unconsolidated	to Tyco	to Tyco
	& Service	Margin	& Service	Margin	Products	Margin	Income	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	Tax (Expense)	subsidiary	Shareholders	Shareholders
Operating Income (GAAP)	$86	8.9%	$110	10.4%	$81	17.6%	$277	11.2%	$(91)	N/M	$186	7.5%	$(53)	$2	$(27)	$(10)	$98	$0.21

Restructuring, net	1		6		1		8		5		13				(4)		9	0.02

Acquisition / integration costs	1		1				2				2				(1)		1	—

Asset impairment charges	20		1		2		23				23				(8)		15	0.03

Total Before Special Items	$108	11.2%	$118	11.2%	$84	18.3%	$310	12.5%	$(86)	N/M	$224	9.0%	$(53)	$2	$(40)	$(10)	$123	$0.26

Diluted Shares Outstanding	469
Diluted Shares Outstanding - Before Special Items	469